UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2006
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Electric Aquagenics Unlimited, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1464 West 40 South, Suite 200, Lindon, Utah 84042
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (801) 443-1031

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 27, 2006, Electric Aquagenics Unlimited, Inc. (the “Company”) entered into an agreement with Peter F. Ullrich, a shareholder of the Company, whereby Mr. Ullrich agreed to purchase a total of 2,307,692 newly issued shares of $0.0001 par value common stock of the Company for a purchase price of $1.30 per share in a private transaction, for total consideration of $2,999,999.60. Under the terms of the agreement, Mr. Ullrich purchased 1,153,846 shares on October 27, 2006 and will purchase the remaining 1,153,846 shares on January 2, 2007.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above, the contents of which are incorporated herein by reference, regarding the sale of stock to Peter Ullrich.

The sale of the above referenced securities was exempt from registration with the Securities and Exchange Commission under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated there under.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Electric Aquagenics Unlimited, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2006	ELECTRIC AQUAGENICS UNLIMITED, INC.

By: /s/ Jay S. Potter
Jay S. Potter
Interim Chief Executive Officer